FORM 8-K

                          CURRENT REPORT

              Pursuant to Section 13 or 15(d) of the
                 Securities Exchange Act of 1934



                          Date of Report
                 (Date of earliest event reported)
                         November 23, 1998



                       US Airways Group, Inc.
                 (Commission file number: 1-8444)

                               and

                          US Airways, Inc.
                 (Commission file number: 1-8442)

    (Exact names of registrants as specified in their charters)



        Delaware               US Airways Group, Inc. 54-1194634
(State of incorporation        US Airways, Inc.       53-0218143
  of both registrants)       (I.R.S. Employer Identification Nos.)



                       US Airways Group, Inc.
              2345 Crystal Drive, Arlington, VA 22227
             (Address of principal executive offices)
                          (703) 872-5306
       (Registrant's telephone number, including area code)



                          US Airways, Inc.
              2345 Crystal Drive, Arlington, VA 22227
             (Address of principal executive offices)
                          (703) 872-7000
       (Registrant's telephone number, including area code)






Item 5. Other Events

     The board of directors of US Airways Group, Inc. (the
"Company") has authorized the purchase from time to time in the open market or in privately negotiated transactions of up to $500 million of the Company's outstanding common stock.

     The Company will commence these purchases after it has completed the stock purchases authorized by the board of directors earlier this year.

Item 7.   Financial Statements and Exhibits

(c)  Exhibit

Designation                      Description
-----------                      -----------

    99              News release dated November 23, 1998 of
                    US Airways Group, Inc.


                            SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.


                              US Airways Group, Inc. (REGISTRANT)

Date: November 24, 1998    By: /s/ Thomas A. Mutryn
                              --------------------------------
                              Thomas A. Mutryn
                              Senior Vice President, Finance
                              Chief Financial Officer


                              US Airways, Inc. (REGISTRANT)

Date: November 24, 1998    By: /s/ Thomas A. Mutryn
                              --------------------------------
                              Thomas A. Mutryn
                              Senior Vice President, Finance
                              Chief Financial Officer






Exhibit 99

           US AIRWAYS ANNOUNCES STOCK BUYBACK AUTHORIZATION

     ARLINGTON, Va. Nov. 23, 1998 - The board of directors of
US Airways Group, Inc. has authorized the purchase from time to time in the open market or in privately negotiated transactions of up to $500 million of common stock of the company.

     The company will commence these purchases after it has completed the stock purchases authorized by the board earlier this year.










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